Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	590 East Middlefield Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces Second Quarter 2015 Results

•	Revenue of $112.8 million grew 7.4% Year-Over-Year

MOUNTAIN VIEW, Calif. -- July 30, 2015 -- Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its second quarter ended June 30, 2015.

GAAP results: Revenue for the second quarter of 2015 was $112.8 million, down $3.4 million or 3.0% from the first quarter of 2015, and up $7.7 million or 7.4% from the second quarter of 2014. Revenue for the six months ended June 30, 2015 was $229.0 million, up $22.2 million or 10.7% from the six months ended June 30, 2014.

Second quarter 2015 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $8.8 million, or $0.24 per diluted share. This compares to GAAP net income of $6.3 million, or $0.17 per diluted share, for the first quarter of 2015, and GAAP net income of $7.8 million, or $0.21 per diluted share, for the second quarter of 2014.

GAAP net income for the six months ended June 30, 2015 was $15.1 million, or $0.41 per diluted share, which included a $3.4 million gain on business combination of an equity investment. GAAP net income was $14.0 million, or $0.38 per diluted share, for the six months ended June 30, 2014.

Non-GAAP results: Non-GAAP net income for the second quarter of 2015 was $10.3 million, or $0.28 per diluted share, excluding $3.6 million of stock-based compensation expense and $1.3 million ($1.8 million net of $0.5 million tax effect) of amortization expense for all intangible assets associated with past acquisitions. Non-GAAP net income for the second quarter also excludes $3.4 million gain on the Company's 2012 minority equity investment in Avantec Healthcare Ltd., which was recorded as part of Omnicell's acquisition of the remainder of Avantec Healthcare Ltd. in April. This compares to non-GAAP net income of $11.2 million, or $0.30 per diluted share, for the second quarter of 2014. Non-GAAP net income for the second quarter of 2014 excluded $2.7 million of stock-based compensation expense and $0.6 million ($1.0 million net of $0.4 million tax effect) of amortization expense for all intangible assets associated with past acquisitions. Second quarter 2015 results compare to non-GAAP net income of $10.8 million, or $0.29 per diluted share, for the first quarter of 2015. Non-GAAP net income for the first quarter of 2015 excludes $3.7 million of stock-based compensation expense and $0.8 million ($1.2 million net of $0.4 million tax effect) of amortization expense for all intangible assets associated with past acquisitions.

Non-GAAP net income for the six months ended June 30, 2015 was $21.0 million, or $0.57 per diluted share. Non-GAAP net income for the six months ended June 30, 2015, excludes $7.3 million of stock-based compensation expense and $2.1 million ($3.0 million net of the $0.9 million tax effect) of amortization expense for all intangible assets associated with past acquisitions. Non-GAAP net income for the six months ended June 30, 2015 also excludes $3.4 million gain on business combination of an equity investment in Avantec Healthcare Ltd. This compares to non-GAAP net income of $20.8 million, or $0.57 per diluted share for the six months ended June 30, 2014, excluding $5.4 million of stock-based compensation expense and $1.3 million ($2.1 million net of $0.8 million tax effect) of amortization expense for all intangible assets associated with past acquisitions.

“Omnicell’s business has grown well from 2014 with a strong contribution from new customer orders. A small sequential decline in revenue due to timing of customer implementations affected our results for the second quarter, but our order intake and the pipeline of new sales opportunities demonstrate that we have not lost market momentum.” said Randall Lipps, Omnicell president, chairman and CEO. “Driven by our three-leg growth strategy of differentiated products, expansion into new markets and targeted acquisitions, the company has all the ingredients for continued success.”

Reporting Segments

As reported last quarter, beginning the first quarter of 2015, Omnicell enhanced the management of its business, operating structure and segment reporting structure by excluding certain corporate-level costs from our reporting segments based on how the Chief Operating Decision Maker (“CODM”) reviews the business. Corporate-level costs may include expenses related to executive management, finance and accounting, human resources, legal, training and development, and certain administrative expenses. Omnicell's CODM allocates resources and evaluates the performance of our segments using information about its revenues, gross profit and income from operations, excluding certain costs which are managed separately at the corporate level.

Omnicell Conference Call Information

Omnicell will hold a conference call today, Thursday, July 30, 2015 at 1:30 p.m. PT to discuss second quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 86450368. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 4:30 p.m. PT and will be available until 11:59 p.m. PT on August 13, 2015. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 86450368.

About Omnicell

Since 1992, Omnicell (NASDAQ: OMCL) has been creating new efficiencies to improve patient care, anywhere it is delivered. Omnicell is a leading supplier of comprehensive automation and business analytics software for patient-centric medication and supply management across the entire health care continuum from the acute care hospital setting to post-acute skilled nursing and long-term care facilities to the home.

More than 3,000 customers worldwide have utilized Omnicell Automation and Analytics solutions to increase operational efficiency, reduce errors, deliver actionable intelligence and improve patient safety. Omnicell Medication Adherence solutions, including its MTS Medication Technologies brand, provide innovative medication adherence packaging solutions to help reduce costly hospital readmissions. In addition, these solutions enable approximately 6,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.

For more information about Omnicell, please visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to Omnicell’s momentum, pipeline and new sales opportunities, profit and revenue growth, and the success of Omnicell’s strategy for growth, including differentiated products, expansion into new markets and targeted acquisitions. Risks that contribute to the uncertain nature of the forward-looking statements include our ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings from long term care to home care, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services, including competitive conversions, and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, the ability of the company to improve sales productivity to grow product bookings, to develop new products and to acquire and successfully integrate companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, Compensation - Stock Compensation (ASC 718) as non-GAAP adjustments in each period.

b) Intangible assets amortization from business acquisitions. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

c) Gain on business combination of an equity investment. We excluded from our non-GAAP results the gain on a minority equity investment in a private company, Avantec Healthcare Ltd., which was recognized in relation to the acquisition by Omnicell of the remainder of the company. This non-cash gain is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense, as well as excluding certain non-GAAP adjustments.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

· Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

· Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues:
Product	$89,154	$94,109	$85,244	$183,263	$167,824
Services and other revenues	23,634	22,112	19,808	45,746	38,992
Total revenues	112,788	116,221	105,052	229,009	206,816
Cost of revenues:
Cost of product revenues	46,203	45,416	41,003	91,619	79,903
Cost of services and other revenues	9,123	9,120	8,009	18,243	16,378
Total cost of revenues	55,326	54,536	49,012	109,862	96,281
Gross profit	57,462	61,685	56,040	119,147	110,535
Operating expenses:
Research and development	8,746	8,019	6,471	16,765	12,592
Selling, general and administrative	39,735	43,287	37,011	83,022	75,431
Gain on business combination	(3,443)	—	—	(3,443)	—
Total operating expenses	45,038	51,306	43,482	96,344	88,023
Income from operations	12,424	10,379	12,558	22,803	22,512
Interest and other income (expense), net	(472)	(517)	(40)	(989)	(296)
Income before provision for income taxes	11,952	9,862	12,518	21,814	22,216
Provision for income taxes	3,201	3,544	4,729	6,745	8,233
Net income	$8,751	$6,318	$7,789	$15,069	$13,983
Net income per share:
Basic	$0.24	$0.18	$0.22	$0.42	$0.39
Diluted	$0.24	$0.17	$0.21	$0.41	$0.38
Weighted average shares outstanding:
Basic	36,120	36,024	35,661	36,072	35,451
Diluted	37,030	36,914	36,618	36,987	36,478

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$88,028	$125,888
Accounts receivable, net	117,307	82,763
Inventories	46,027	31,554
Prepaid expenses	15,401	23,518
Deferred tax assets	12,490	12,446
Other current assets	6,071	7,215
Total current assets	285,324	283,384
Property and equipment, net	34,772	36,178
Long-term net investment in sales-type leases	10,208	10,848
Goodwill	149,654	122,720
Intangible assets, net	94,285	82,667
Long-term deferred tax assets	1,397	1,144
Other long-term assets	25,382	23,273
Total assets	$601,022	$560,214

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,085	$19,432
Accrued compensation	18,573	19,874
Accrued liabilities	33,419	19,299
Deferred service revenue	23,527	25,167
Deferred gross profit	36,671	28,558
Total current liabilities	138,275	112,330
Non-current deferred service revenue	19,056	20,308
Non-current deferred tax liabilities	32,723	30,454
Other long-term liabilities	11,620	7,024
Total liabilities	201,674	170,116
Stockholders’ equity:
Total stockholders’ equity	399,348	390,098
Total liabilities and stockholders’ equity	$601,022	$560,214

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six months ended June 30,
	2015	2014
Operating Activities
Net income	$15,069	$13,983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,977	9,391
Gain (loss) on disposal of fixed assets	(5)	202
Gain on business combination	(3,443)	—
Provision for receivable allowance	480	436
Share-based compensation expense	7,301	5,449
Income tax benefits from employee stock plans	3,087	3,058
Excess tax benefits from employee stock plans	(3,159)	(3,326)
Provision for excess and obsolete inventories	168	250
Deferred income taxes	(1,717)	860
Changes in operating assets and liabilities:
Accounts receivable, net	(27,676)	(24,408)
Inventories	(9,633)	(335)
Prepaid expenses	8,234	2,144
Other current assets	1,507	1,602
Net investment in sales-type leases	353	622
Other long-term assets	64	228
Accounts payable	1,364	2,494
Accrued compensation	(1,654)	(3,910)
Accrued liabilities	5,752	2,424
Deferred service revenue	(2,892)	2,640
Deferred gross profit	6,008	10,788
Other long-term liabilities	(995)	829
Net cash provided by operating activities	10,190	25,421
Investing Activities
Acquisition of intangible assets, intellectual property and patents	(225)	(191)
Software development for external use	(6,127)	(5,507)
Purchases of property and equipment	(3,764)	(7,335)
Business acquisition, net of cash acquired	(23,625)	—
Net cash used in investing activities	(33,741)	(13,033)
Financing Activities
Proceeds from issuances under stock-based compensation plans	9,432	11,813
Employees' taxes paid related to restricted stock units	(2,046)	(1,729)
Common stock repurchases	(25,021)	(4,069)
Excess tax benefits from employee stock plans	3,159	3,326
Net cash (used) provided by financing activities	(14,476)	9,341
Effect of exchange rate changes on cash and cash equivalents	167	119
Net (decrease) increase in cash and cash equivalents	(37,860)	21,848
Cash and cash equivalents at beginning of period	125,888	104,531
Cash and cash equivalents at end of period	$88,028	$126,379

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income	$8,751	$6,318	$7,789	$15,069	$13,983
Adjustments:
Share-based compensation expense:
Cost of revenues	532	517	264	1,049	532
Operating expenses	3,104	3,148	2,456	6,252	4,917
Total share-based compensation expense (a)	3,636	3,665	2,720	7,301	5,449
Amortization of acquired intangibles:
Cost of revenues	531	368	368	899	736
Operating expenses	1,279	863	680	2,142	1,360
Total Amortization of acquired intangibles:	1,810	1,231	1,048	3,041	2,096
Income tax effect of non-GAAP adjustments (b)	(485)	(443)	(395)	(928)	(774)
Total Amortization of acquired intangibles, net:	1,325	788	653	2,113	1,322
Gain on business combination	(3,443)	—	—	(3,443)	—
Non-GAAP net income	$10,269	$10,771	$11,162	$21,040	$20,754

Reconciliation of GAAP gross profit to non-GAAP gross profit:
Revenues	$112,788	$116,221	$105,052	$229,009	$206,816
GAAP gross profit	57,462	61,685	56,040	119,147	110,535
GAAP gross margin	50.9%	53.1%	53.3%	52.0%	53.4%
Share-based compensation expense	532	517	264	1,049	532
Amortization of acquired intangibles	531	368	368	899	736
Non-GAAP gross profit	$58,525	$62,570	$56,672	$121,095	$111,803
Non-GAAP gross margin	51.9%	53.8%	53.9%	52.9%	54.1%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$45,038	$51,306	$43,482	$96,344	$88,023
GAAP operating expenses % to total revenue	39.9%	44.1%	41.4%	42.1%	42.6%
Share-based compensation expense	(3,104)	(3,148)	(2,456)	(6,252)	(4,917)
Amortization of acquired intangibles	(1,279)	(863)	(680)	(2,142)	(1,360)
Gain on business combination	$3,443	$—	$—	$3,443	$—
Non-GAAP operating expenses	$44,098	$47,295	$40,346	$91,393	$81,746
Non-GAAP operating expenses % to total revenue	39.1%	40.7%	38.4%	39.9%	39.5%

Reconciliation of GAAP income from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$12,424	$10,379	$12,558	$22,803	$22,512
GAAP operating income % to total revenue	11.0%	8.9%	12.0%	10.0%	10.9%
Share-based compensation expense	3,636	3,665	2,720	7,301	5,449
Amortization of acquired intangibles	1,810	1,231	1,048	3,041	2,096
Gain on business combination	(3,443)	—	—	(3,443)	—
Non-GAAP income from operations	$14,427	$15,275	$16,326	$29,702	$30,057
Non-GAAP operating income % to total revenue	12.8%	13.1%	15.5%	13.0%	14.5%

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

GAAP shares - diluted	37,030	36,914	36,618	36,987	36,478

GAAP net income per share - diluted	$0.24	$0.17	$0.21	$0.41	$0.38
Adjustments:
Share-based compensation expense	0.10	0.10	0.07	0.20	0.15
Amortization of acquired intangibles	0.04	0.02	0.02	0.06	0.04
Gain on business combination	(0.10)	—	—	(0.10)	—
Non-GAAP net income per share - diluted	$0.28	$0.29	$0.30	$0.57	$0.57

Reconciliation of GAAP EBITDA to non-GAAP EBITDA:
GAAP net income	$8,751	$6,318	$7,789	$15,069	$13,983
Add back:
Share-based compensation expense	3,636	3,665	2,720	7,301	5,449
Interest (income) and expense, net	84	99	(32)	183	(35)
Depreciation and amortization expense	6,264	5,711	4,779	11,975	9,391
Income tax expense	3,201	3,544	4,729	6,745	8,233
Gain on business combination	$(3,443)	$—	$—	$(3,443)	$—
Non-GAAP adjusted EBITDA (c)	$18,493	$19,337	$19,985	$37,830	$37,021

____________________________________________

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense for the periods presented.

(b)	Tax effects are calculated using the effective tax rates for the respective periods presented.

(c)
Defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including stock compensation expense, per ASC 718, as well as excluding certain non-GAAP adjustments.

Omnicell, Inc.
Segmented Information
(Unaudited, in thousands, except for percentages)

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014
	Automation and Analytics	Medication Adherence	Total	Automation and Analytics	Medication Adherence	Total

Revenues	$88,701	$24,087	$112,788	$84,702	$20,350	$105,052
Cost of revenues	39,403	15,923	55,326	35,992	13,020	49,012
Gross profit	49,298	8,164	57,462	48,710	7,330	56,040
Gross margin %	55.6%	33.9%	50.9%	57.5%	36.0%	53.3%

Operating expenses	25,978	5,910	31,888	26,044	4,800	30,844
Income from segment operations	$23,320	$2,254	25,574	$22,666	$2,530	25,196
Operating margin %	26.3%	9.4%	22.7%	26.8%	12.4%	24.0%

Corporate costs			13,150			12,638
Income from operations			$12,424			$12,558

Omnicell, Inc.
Segmented Information
(Unaudited, in thousands, except for percentages)

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	Automation and Analytics	Medication Adherence	Total	Automation and Analytics	Medication Adherence	Total

Revenues	$181,480	$47,529	$229,009	$166,201	$40,615	$206,816
Cost of revenues	78,255	31,607	109,862	70,932	25,349	96,281
Gross profit	103,225	15,922	119,147	95,269	15,266	110,535
Gross margin %	56.9%	33.5%	52.0%	57.3%	37.6%	53.4%

Operating expenses	54,567	12,251	66,818	51,146	9,451	60,597
Income from segment operations	$48,658	$3,671	52,329	$44,123	$5,815	49,938
Operating margin %	26.8%	7.7%	22.9%	26.5%	14.3%	24.1%

Corporate costs			29,526			27,426
Income from operations			$22,803			$22,512

Omnicell, Inc.
Segment Information - Non-GAAP Gross Margin and Non-GAAP Operating Margin
(Unaudited, in thousands, except for percentages)

	Three Months Ended June 30, 2015
	Automation and Analytics		Medication Adherence		Total

Revenues	$88,701		$24,087		$112,788

GAAP Gross profit	$49,298	55.6%	$8,164	33.9%	$57,462	50.9%
Plus:
a) Stock-based compensation expense	370	0.4%	$162	0.7%	532	0.5%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	199	0.2%	$332	1.4%	531	0.5%
Non-GAAP Gross profit	$49,867	56.2%	$8,658	35.9%	$58,525	51.9%

GAAP Operating income	$23,320	26.3%	$2,254	9.4%	$25,574	22.7%
Plus:
a) Stock-based compensation expense	1,207	1.4%	377	1.6%	1,584	1.4%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	724	0.8%	1,086	4.5%	1,810	1.6%
c) Gain on business combination	(3,443)	(3.9)%	$0	—%	(3,443)	(3.1)%
Non-GAAP Operating income	$21,808	24.6%	$3,717	15.4%	$25,525	22.6%

GAAP Corporate costs					$13,150	11.7%
Less: Stock-based compensation expense					2,052	1.8%
Non-GAAP Corporate costs					$11,098	9.8%

Non-GAAP Income from operations					$14,427	12.8%

	Three Months Ended June 30, 2014
	Automation and Analytics		Medication Adherence		Total

Revenues	$84,702		$20,350		$105,052

GAAP Gross profit	$48,710	57.5%	$7,330	36.0%	$56,040	53.3%
Plus:
a) Stock-based compensation expense	226	0.3%	$38	0.2%	264	0.3%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	35	0.0%	$333	1.6%	368	0.4%
Non-GAAP Gross profit	$48,971	57.8%	$7,701	37.8%	$56,672	53.9%

GAAP Operating income	$22,666	26.8%	$2,530	12.4%	$25,196	24.0%
Plus:
a) Stock-based compensation expense	1,020	1.2%	168	0.8%	1,188	1.1%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	147	0.2%	901	4.4%	1,048	1.0%

Non-GAAP Operating income	$23,833	28.1%	$3,599	17.7%	$27,432	26.1%

GAAP Corporate costs					$12,638	12.0%
Less: Stock-based compensation expense					1,532	1.5%
Non-GAAP Corporate costs					$11,106	10.6%

Non-GAAP Income from operations					$16,326	15.5%